Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

AVIRAGEN THERAPEUTICS, INC.

Aviragen Therapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY THAT:

FIRST: That, upon action by unanimous written consent in lieu of a meeting of the Board of Directors of the Corporation (the “Board”) on December 27, 2017, the following resolutions were duly adopted, declaring advisable and approving the following amendment to the Restated Certificate of Incorporation of the Corporation:

WHEREAS, Sections 242(a)(1) and 242(b)(1) of the General Corporation Law of the State of Delaware provide that the board of directors of a corporation may amend its certificate of incorporation after receipt of payment for its capital stock to change its corporate name without submitting such amendment to a vote of its stockholders; and

WHEREAS, the Board declares it advisable and in the best interest of the Corporation and its stockholders to amend the Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), at the effective time of the merger of Vaxart Biosciences, Inc. (f/k/a Vaxart, Inc.) with and into Agora Merger Sub, Inc. (the “Effective Time”), to change the name of the Corporation from “Aviragen Therapeutics, Inc.” to “Vaxart, Inc.” (the “Corporate Name Change”).

NOW, THEREFORE, BE IT:

RESOLVED, that, at the Effective Time, ARTICLE FIRST of the Restated Certificate of Incorporation shall be deleted and replaced in its entirety with the following:

“FIRST: The name of the corporation is Vaxart, Inc. (the “Corporation”).”

RESOLVED, that, at the Effective Time, the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to file a Certificate of Amendment (the “Certificate of Amendment”) to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, and to take all other actions necessary or appropriate to effect the Corporate Name Change.

SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242(a)(1) and 242(b)(1) of the General Corporation Law of the State of Delaware without a meeting or vote of the Corporation’s stockholders.

THIRD: That this Certificate of Amendment to the Restated Certificate of Incorporation shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 13th day of February, 2018.

AVIRAGEN THERAPEUTICS, INC.

By:	/s/ Wouter Latour
Name:	Wouter Latour
Title:	Chief Executive Officer

[Signature Page to Certificate of Amendment]